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        THE           [_] MONY Life Insurance        [_] MONY Life Insurance                     Supplement for Children's
[LOGO]  MONY          Company                        Company of America
        GROUP         1740 Broadway                  1740 Broadway                               Term Rider
                      New York, NY 10019             New York, NY 10019                          Form No. CTR-GV (Rev 4/2003)

Insured's Name ___________________________________________________________     Policy Number _____________________________

Children's Term Rider Supplement Forming Part Of Application For Life Insurance
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1      List all children proposed for insurance: Ony the natural children, legally adopted children, or stepchildren of the person listed in Question 1 of the Application who have not reached their 18th birthday are eligible for coverage.

   ________________________________________________________________________________________________________________________________
       Name of Child First/Last           Date of Birth (mm/dd/yyyy)           Height/Weight           Relationship to Insured

   ________________________________________________________________________________________________________________________________
       Name of Child First/Last           Date of Birth (mm/dd/yyyy)           Height/Weight           Relationship to Insured

   ________________________________________________________________________________________________________________________________
       Name of Child First/Last           Date of Birth (mm/dd/yyyy)           Height/Weight           Relationship to Insured

   ________________________________________________________________________________________________________________________________
       Name of Child First/Last           Date of Birth (mm/dd/yyyy)           Height/Weight           Relationship to Insured

       All of the following must be answered with respect to all children to be insured.

2      Has any child proposed for insurance:
       a)     Ever been diagnosed, treated for, or had symptoms of asthma, diabetes, cancer or tumor,
              or any disorder of the heart or blood vessels, including heart murmur?                                [_] Yes  [_] No

       b)     Ever used cocaine, heroin, LSD, marijuana, or any other narcotic drug or controlled
              substance, except as prescribed by a physician?                                                       [_] Yes  [_] No

       c)     During the past 5 years been treated or counseled for mental or emotional trouble, neurological disorder, or the use of alcohol or drugs by a physician, counselor,
              psychologist, hospital, or clinic?                                                                    [_] Yes  [_] No

       d)     During the past 5 years have you had or been treated for any illness, surgery,
              or injury requiring treatment by a physician, hospital or other medical facility?                     [_] Yes  [_] No

       e)     During the past 10 years been diagnosed with, or treated for AIDS (Acquired Immune
              Deficiency Syndrome) or HIV (Human Immunodeficiency Virus) infection by a member
              of the medical profession?                                                                            [_] Yes  [_] No

3      Is any child proposed for insurance receiving special training because of physical or mental
       disability, or unable to participate actively at work, in school, or to perform normal activities?           [_] Yes  [_] No

4      Name and Address of Children's Pediatrician or Primary Care Physician or Clinic:

   ________________________________________________________________________________________________________________________________
       Name                                                     Address
   ________________________________________________________________________________________________________________________________
       Phone                                                              Date(s) of most recent visit(s)

5      List details of all "Yes" answers to Questions 2 and 3. (Use a separate sheet if necessary.)

   ________________________________________________________________________________________________________________________________

   ________________________________________________________________________________________________________________________________

   ________________________________________________________________________________________________________________________________

The owner of this Rider is the owner of the Life Policy unless otherwise specified in the Remarks section of the Application.


I represent that the statements and answers in this Supplement for Children's Term Rider are true and complete.

Signature of Insured __________________________________________________________________________  Date Signed _________ (mm/dd/yyyy)

Signature of Applicant ________________________________________________________________________  Date Signed _________ (mm/dd/yyyy)
(If other than Insured) who agrees to be bound by the Representations and Agreements in this entire Application.

Signature of Licensed Financial Professional/ Insurance Broker _______________________________   Date Signed _________ (mm/dd/yyyy)
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